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                                  Exhibit 24.1

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-75335, No. 333-75331, No. 333-75329, No. 033-89154) pertaining to the 1999 Employee Stock Purchase Plan, 1994 Formula Stock Option Plan, 1994 Stock Option Plan, and Post-Effective Amendment No. 1 to the 1994 Stock Option Plan and the 1994 Stock Option Plan, respectively, of our report dated May 6, 1999, with respect to the consolidated financial statements and schedule of Centennial Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 1999.

Ernst & Young LLP
Boston, Massachusetts
June 2, 1999